UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2007

                PNA Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-142896	04-3756642

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Northridge Road Atlanta, Georgia	30350

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 641-6460

                    Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 27, 2007, PNA Group, Inc. (“PNA”) announced that on December 24, 2007, PNA entered into a Purchase Agreement (the “Purchase Agreement”) by and among PNA, Edwin J. Jennings III, in his individual capacity (“Jennings”), The Edwin J. Jennings III 1998 Trust (the “Trust”) and TEJJIII L.L.C., a Texas limited liability company (together with Jennings and the Trust, the “Sellers”), pursuant to which, on December 24, 2007, the Sellers sold, and PNA purchased (the “Acquisition”), 100% of the partnership interests in Precision Flamecutting & Steel, L.P. (“Precision Flamecutting”) on the terms set forth in the Purchase Agreement, with Precision Flamecutting becoming a wholly owned subsidiary of PNA. A copy of the December 27, 2007 press release is attached as Exhibit 99.1 to this Form 8-K.

Precision Flamecutting is engaged in the processing and distribution of carbon, alloy, and HSLA steel plate, including plasma-cutting, flame-cutting, and beveling services, as well as machining, rolling, forming, heat-treating, coating, and general machining and fabrication services.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit #	Description

99.1	Copy of PNA Group, Inc.’s press release, issued December 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PNA GROUP, INC.

Date: December 27, 2007	By:	/s/ William S. Johnson
	Name:	William S. Johnson
	Title:	Senior Vice President, Finance